EXHIBIT 23.1
EX-23 CONSENT OF EXPERTS

                        CONSENT OF INDEPENDENT AUDITORS

Certified Water Systems, Inc
105 Concord Drive, Suite 101
Casselberry, Florida 32707

Re: Certified Water Systems, Inc.

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated December 15, 2003, relating to the financial statements of Certified Water Systems, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

New York, New York
February 5, 2004